Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Gulf Island Fabrication, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	--	--	--	--	--	--		--
Fees Previously Paid	--	--	--	--	--	--		--
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, no par value per share	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Equity	Preferred Stock	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Other	Warrants(3)	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Other	Units	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Other	Rights	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Other	Guarantees	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Unallocated (Universal) Shelf	(4)	Rule 415(a)(6)	(4)		$200,000,000			Form S-3	333-249560	October 20, 2020	$21,820
	Total Offering Amounts					$200,000,000		$21,820
	Total Fees Previously Paid							$21,820
	Total Fee Offsets							N/A
	Net Fee Due							$0

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed the lesser of $200,000,000 or such aggregate amount permitted under General Instruction 1.B.6 of Form S-3.
(2)
The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)
The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock or other securities of the Registrant.
(4)
Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this registration statement $200,000,000 of unsold securities (the “Unsold Securities”) that have previously been registered under the Registrant’s registration statement on Form S-3 (File No. 333-249560) filed on October 20, 2020, and declared effective on October 29, 2020 (the “Prior Registration Statement”), and the registration fee of $21,820 will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. Pursuant to Rule 457(p), the registration fee of $21,820 for the Prior Registration Statement (calculated at the then-current rate of 0.0001091) was fully offset by the registration fee of $24,900 previously paid in connection with the Registrant’s registration statement on Form S-3 (File No. 333-221653) filed on November 17, 2017, and declared effective on November 27, 2017 registering up to $200,000,000 of securities that could have been issued under such registration statement, all of which remained unsold at the time of the filing of the Prior Registration Statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.